UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

August 6, 2019

CAMBREX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10638	22-2476135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Meadowlands Plaza

East Rutherford, New Jersey 07073

(Address of Principal Executive Offices Including Zip Code)

(201) 804-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	CBM	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On August 7, 2019, Cambrex Corporation, a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Catalog Intermediate Inc., a Delaware corporation (“Parent”) and Catalog Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving company in the Merger. Parent and Merger Sub are controlled by investment funds advised by Permira Advisers LLC (“Permira”).

The Company’s board of directors (the “Board”) has determined that the Merger is fair to and in the best interests of the Company and its stockholders, approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, directed that the adoption of the Merger Agreement be submitted for consideration by the Company’s stockholders at a meeting thereof and resolved to recommend that the Company’s stockholders adopt the Merger Agreement.

Transaction Structure

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Class A common stock, par value $0.10 per share, of the Company and each share of Class B common stock, par value $0.10 per share, of the Company (together, the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Company Common Stock owned or held in treasury by the Company or owned by Parent or any of its subsidiaries and Company Common Stock owned by stockholders who have properly exercised appraisal rights pursuant to Delaware law) will be automatically converted into the right to receive an amount in cash equal to $60.00, without interest (the “Per Share Price”).

The Merger Agreement provides for the following treatment of the Company’s equity awards as of the Effective Time:

•	each option to purchase shares of Company Common Stock (each, a “Company Option”) that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be converted into the right to receive an amount in cash, without interest thereon, equal to the product of (i) the number of shares of Company Common Stock for which such Company Option has not been exercised and (ii) the excess, if any, of the Per Share Price over the exercise price per share of such Company Option;

•	each time-vesting restricted stock unit of the Company (each, a “Company RSU”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash, without interest thereon, equal to (i) the Per Share Price multiplied by (ii) the total number of shares of Company Common Stock subject to such Company RSU; and

•	each performance vesting restricted stock units of the Company (each, a “Company PSU”) that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive an amount in cash, without interest thereon, equal to (i) the Per Share Price multiplied by (ii) the number of shares of Company Common Stock subject to such Company PSU, assuming performance at the greater of (x) target levels and (y) actual levels of performance, without proration.

Conditions to the Merger and Closing

The consummation of the Merger is subject to customary conditions, including the adoption of the Merger Agreement by the requisite vote of the Company’s stockholders; absence of any order or injunction having the effect of prohibiting, restricting, enjoining or otherwise making illegal the consummation of the Merger; expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and obtaining other specified antitrust clearances. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions), the other party having performed in all material respects its obligations under the Merger Agreement and the absence of a material adverse effect on the Company.

In addition, the Merger Agreement provides that the closing of the Merger (the “Closing”) may not occur earlier than September 21, 2019.

Solicitation

During the period from August 7, 2019 and continuing until 12.01 a.m. on September 22, 2019 (the “Go-Shop Period”), the Company has the right to, among other things, (i) solicit, initiate, propose and encourage any inquiries that constitutes or could reasonably be expected to lead to an alternative acquisition proposal (including by providing information and data, subject to certain limitations), and (ii) engage in and otherwise participate in any discussions or negotiations regarding an alternative acquisition proposal or inquiries or proposals that could reasonably be expected to lead to an alternative acquisition proposal, and cooperate with, assist, participate in or facilitate any such inquiries, proposals, offers, discussions or negotiations or any effort or attempt to make any alternative acquisition proposal.

From and after September 22, 2019, the Company must comply with customary non-solicitation restrictions, except that the Company may (i) until 12.01 a.m. on October 7, 2019, continue to engage in discussions, negotiations and other otherwise prohibited activities with any party from which the Company received an alternative acquisition proposal during the Go-Shop Period that the Board has determined is, or would reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement) and (ii) engage in discussions, negotiations and other otherwise prohibited activities with any party from which the Company receives an unsolicited competing acquisition proposal that the Company Board determines constitutes, or would reasonably be expected to lead to, a Superior Proposal and if the failure to take such action would be inconsistent with the directors’ fiduciary duties.

Subject to certain exceptions, the Board is required to recommend that the Company’s stockholders adopt the Merger Agreement and may not withhold, withdraw, qualify or modify in a manner adverse to Parent such recommendation or take certain similar actions that are referred to in the Merger Agreement as a “Company Board Recommendation Change”. However, the Board may, before the adoption of the Merger Agreement by the Company’s stockholders, make a Company Board Recommendation Change in connection with a Superior Proposal or Intervening Event (each, as defined in the Merger Agreement) if the Company complies with certain notice and other requirements set forth in the Merger Agreement.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations and warranties of the Company relating to its business and public filings, generally subject to qualifications as to materiality. Additionally, the Merger Agreement contains customary pre-closing covenants of the Company, including covenants relating to conducting its business in the ordinary course consistent with past practice and to refrain from taking certain actions without Parent’s consent.

The Merger Agreement also provides for certain termination rights of Parent and the Company, including the right of either party to terminate the Merger Agreement if the Merger has not been consummated by May 7, 2020 (the “Termination Date”). Either Parent or the Company may also terminate the Merger Agreement if the Merger is not approved by the Company stockholders, or if a governmental entity issues a final, non-appealable order that permanently prohibits or enjoins the Merger or if any law or order has been enacted, entered, enforced or deemed applicable to the Merger that prohibits, makes illegal or enjoins the consummation of the Merger. Further, each of Parent or the Company may terminate the Merger Agreement in the event of an uncured material breach by the other party of its representations, warranties, covenants or agreements set forth in the Merger Agreement.

The Merger Agreement may be terminated by Parent if the Board changes its recommendation of the Merger before the Merger is approved by the Company’s stockholders. The Merger Agreement may be also terminated by the Company in order to enter into a definitive agreement providing for a Superior Proposal, subject to certain limitations. In the event the Merger Agreement is terminated under these circumstances, the Company must pay Parent a termination fee (the “Company Termination Fee”) of $61,600,430; except that such fee will be lowered to $25,666,846 upon a termination of the Merger Agreement by the Company to enter into a Superior Proposal made by a party which submitted an acquisition proposal during the Go-Shop Period, subject to certain limitations.

Further, if the Merger Agreement is terminated (i) by Parent or the Company because the Merger is not consummated by the Termination Date or if the Company stockholder approval is not obtained or (ii) by Parent due to an uncured material breach by the Company of its representations, warranties, covenants or agreements set forth in the Merger Agreement, and, in each case prior to such termination but after the date of the Merger Agreement, an acquisition proposal has been publicly disclosed or communicated to the Company stockholders and not withdrawn or otherwise abandoned prior to such termination, and within 12 months after the date of such termination the Company consummates an acquisition proposal or enters into an agreement providing for an acquisition proposal that is subsequently consummated, then the Company will be obligated to pay the Company Termination Fee promptly after the consummation of the acquisition agreement.

The Company is entitled to terminate the Merger Agreement, and receive a termination fee of $123,200,859 from Parent, due to an uncured material breach by the Parent of its representations, warranties, covenants or agreements set forth in the Merger Agreement or if all the conditions to Closing are satisfied or waived and Parent fails to consummate the Merger.

Financing

Funds affiliated with Permira each committed to provide capital to Parent with an equity contribution of $1.382 billion, subject to the terms and conditions set forth in the equity commitment letter, and have each agreed to fund certain other obligations of Parent and Merger Sub in connection with the Merger, subject to the terms and conditions set forth in that certain fee funding agreement in favor of the Company. Royal Bank of Canada has agreed to provide committed acquisition debt financing of $1.26 billion, consisting of a $135 million senior secured revolving credit facility, an $875 million senior secured first lien term facility and a $250 million senior secured second lien term facility. The obligations of the lenders to provide debt financing under the debt commitment letter are subject to customary conditions.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

On August 6, 2019, the Company entered into employment agreements with Steven M. Klosk (President & Chief Executive Officer) and Samantha Hanley (Senior Vice President, General Counsel & Corporate Secretary), as well as amended and restated employment agreements with Shawn P. Cavanagh (Executive Vice President & Chief Operating Officer) and Gregory P. Sargen (Chief Financial Officer and Executive Vice President of Corporate Development and Strategy) (collectively, the “Employment Agreements”). Each of Messrs. Klosk, Cavanagh, Sargen and Ms. Hanley are each hereinafter referred to as an “Executive”.

The Employment Agreements become effective (the “Effective Date”) upon the date that a “Change of Control” (as such term defined in the Employment Agreements) occurs, or if the Executive’s employment is terminated by the Company prior to the date on which a Change of Control occurs, and such termination is either (i) at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) in connection with or anticipation of a Change of Control, then, provided that such Change of Control actually occurs, the Employment Agreements will be effective upon the date of such termination of employment. The Employment Agreements each have a term that commences as of the Effective Date and ending on the second anniversary of such date (the “Employment Period”).

The Employment Agreements provide each Executive with the following compensation and benefits:

•	Annual base salary at a monthly rate at least equal to the highest monthly base salary paid or payable to the Executive during the twelve-month period immediately preceding the month in which the Effective Date occurs; and

•	Annual bonus opportunity (the “Annual Bonus”) for each fiscal year of the Employment Period, payable in cash, restricted stock, restricted stock units or other forms of remuneration on the same bases as with respect to the fiscal year immediately preceding the Effective Date.

In the event that the Executive’s employment is terminated by the Company without Cause or the Executive terminates his or her employment for Good Reason, the Executive will be entitled to:

•	the Executive’s full base salary through the date of such termination of employment at the rate in effect on such date or, if higher, at the highest rate in effect at any time from the ninety-day period preceding the Effective Date through the date of termination (the “Highest Base Salary”);

•	the product of (x) the highest Annual Bonus earned by the Executive during the two fiscal years immediately preceding the date of such termination, or, if higher, the Executive’s target bonus opportunity after the Effective Date until two Annual Bonuses have actually been earned and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of such termination and the denominator of which is three hundred sixty-five (365);

•	two (2)-times the Executive’s Highest Base Salary;

•	two (2)-times the Executive’s highest Annual Bonus earned by the Executive during two fiscal years immediately preceding the date of such termination, provided that Executive’s Annual Bonus after the date of Employment Agreement shall be the Executive’s target bonus opportunity until an Annual Bonus has actually been earned;

•	in the case of compensation previously deferred by the Executive, all amounts previously deferred (together with accrued interest thereon, if any) and not yet paid by the Company, and any accrued vacation pay not yet paid by the Company;

•	for the remainder of the Employment Period, or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Executive and/or the Executive’s family at least equal to those which would have been provided to them as if the Executive’s employment had not been terminated, in accordance with the most favorable employee benefit plans of the Company and its subsidiaries (including health insurance and life insurance) during the ninety-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key employees and their families; and

•	all outstanding equity awards held by the Executive shall immediately vest and, as applicable, become exercisable, and all outstanding options or stock appreciation rights shall remain outstanding and exercisable for the two (2) year period following the date of such termination or, if earlier, the expiration date indicated in the respective equity award agreement (if any).

“Cause” is defined in the Employment Agreements as the Executive’s (i) personal dishonesty or breach of fiduciary duty involving personal profit; (ii) the commission of a criminal act related to the performance of duties, or the furnishing of proprietary confidential information about the Company to a competitor, or potential competitor or third party whose interests are adverse to those of the Company; (iii) habitual intoxication by alcohol or drugs during work hours; or (iv) conviction of a felony.

“Good Reason” is defined in the Employment Agreements as the occurrence of any of the following: (i) a relocation of the principal place at which the Executive’s duties are to be performed to a location more than thirty-five (35) miles from the principal place where the Executive’s duties were performed during the ninety-day period immediately preceding the Effective Date; (ii) a substantial reduction in the Executive’s base salary or target bonus, or in the benefits or perquisites provided the Executive from those which pertained during the ninety-day period immediately preceding the Effective Date; (iii) a substantial reduction in the Executive’s responsibilities, authorities or functions from those which pertained during the ninety-day period immediately preceding the Effective Date; (iv) a substantial adverse change in the Executive’s work conditions from those which pertained during the ninety-day period immediately preceding the Effective Date; or (v) the Company’s failure to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform the Employment Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Mr. Sargen’s Employment Agreement, as amended, continues to provide that any termination by Mr. Sargen during the thirty-day period immediately following the first anniversary of the Effective Date shall be deemed to be a termination for Good Reason.

The Employment Agreement with Mr. Sargen, as amended, continues to provide that to the extent any payments or benefits received by Mr. Sargen would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (the “Excise Tax”), Mr. Sargen will be entitled to receive an additional payment from the Company (the “Gross-Up Payment”) in the amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon such payments.

The Employment Agreements also provide that the Executives may not disclose or use any confidential information of the Company during or after the Employment Period. During the Executive’s employment with the Company and for a period of one year thereafter, the Executives are also precluded from engaging or becoming associated in any business which is in competition with the Company.

The foregoing description of the Employment Agreements is a summary of the material terms, does not purport to be a complete and is qualified by reference to the full text of the Employment Agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 6, 2019, the Board approved and adopted an amendment to the Amended and Restated By-Laws of the Company (the “By-Law Amendment”). The purpose of the By-law Amendment was to add a forum selection provision that matches to the Company’s state of Incorporation, and the By-Law Amendment became effective immediately upon its approval by the Board.

The foregoing description of the Amended and Restated By-Laws is qualified in its entirety by reference to the Amended and Restated Bylaws filed as Exhibit 3.1 hereto.

Item 8.01	Other Events.

Press Release

On August 7, 2019, the Company issued a press release announcing it has entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this communication, including financial estimates and statements as to the expected timing, completion and effects of the proposed transaction between the Company and Permira, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by the fact that they use words such as “may,” “will,” “could,” “should,” “would,” “expect,” “anticipate,” “intend,” “estimate,” “believe” or similar expressions. Any forward-looking statements contained herein are based on current plans and expectations and involve risks and uncertainties that could cause actual outcomes and results to differ materially from current expectations. These forward-looking statements are subject to risks and uncertainties, and actual results might differ materially from those discussed in, or implied by, the forward-looking statements. Such forward-looking statements may include, but are not limited to, statements about the anticipated benefits of the Merger, including future financial and operating results, expected synergies and cost savings related to the Merger, the plans, objectives, expectations and intentions of the Company, Permira and the combined company, the expected timing of the completion of the Merger, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of the Company or Permira, as applicable, and are qualified by the inherent risks and uncertainties surrounding future expectations generally, and actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Neither the Company nor Permira, nor any of their respective directors, executive officers or advisors, provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the risk that the Company’s stockholders may not adopt the Merger Agreement, the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, risks that any of the closing conditions to the Merger may not be satisfied or waived in a timely manner, risks related to disruption of management time from ongoing business operations due to the Merger, the effect of the announcement of the Merger on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with its suppliers and other business partners, and on their operating results and businesses generally, the risk that potential litigation in connection with the Merger may affect the timing or occurrence of the Merger or result in significant costs of defense, indemnification and liability and transaction costs.

The forward-looking statements are based on the beliefs and assumptions of Company management and the information available to Company management as of the date of this report. The Company cautions investors not to place undue reliance on expectations regarding future results, levels of activity, performance, achievements or other forward-looking statements. The information contained in this document is provided by the Company as of the date hereof, and, unless required by law, the Company does not undertake and specifically disclaims any obligation to update these forward-looking statements contained in this document as a result of new information, future events or otherwise.

Discussions of additional risks and uncertainties are and will be contained in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. You can obtain copies of the Company’s filings with the SEC for free at the SEC’s website (www.sec.gov).

Certain Information Regarding Participants

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 13, 2019, and in its proxy statement for the 2019 Annual Meeting, which was filed with the SEC on March 12, 2019. To the extent holdings of Company securities have changed since the amounts printed in the proxy statement for the 2019 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents will be available free of charge from the sources indicated below.

Important Information and Where to Find It

In connection with the proposed transaction, the Company will file with the SEC a proxy statement with respect to a special meeting of the Company’s stockholders to approve the transaction. The definitive proxy statement will be mailed to the stockholders of the Company. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION.

Investors and security holders will be able to obtain these materials, when they are available, and other relevant documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, copies of the proxy statement, when they become available, may be obtained free of charge by accessing the Company’s website at www.cambrex.com or by contacting the Company’s investor relations department by email at stephanie.lafiura@cambrex.com.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01-Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated August 7, 2019, by and among Cambrex Corporation, Catalog Intermediate Inc., and Catalog Merger Sub Inc.

3.1	Amended and Restated Bylaws of Cambrex Corporation, effective August 6, 2019

10.1	Steven M. Klosk Employment Agreement, dated August 6, 2019

10.2	Samantha Hanley Employment Agreement, dated August 6, 2019

10.3	Shawn P. Cavanagh Amended and Restated Employment Agreement, dated August 6, 2019

10.4	Gregory P. Sargen Amended and Restated Employment Agreement, dated August 6, 2019

99.1	Press Release, dated August 7, 2019, issued by Cambrex Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBREX CORPORATION

By:	/s/ Samantha Hanley
Name:	Samantha Hanley
Title:	Vice President and General Counsel

Date: August 7, 2019